                                                                    Exhibit 4.02

                  This Subordinated Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository named below or a nominee of the Depository. This Subordinated Note is not exchangeable for Subordinated Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Subordinated Note (other than a transfer of this Subordinated Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described herein.

                  Unless this certificate is presented by an authorized representative of The Euroclear System or Clearstream Banking, societe anonyme (each a "Depository"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Citivic Nominees Limited or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Citivic Nominees Limited or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Citivic Nominees Limited, has an interest herein.

                  THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS BUT ARE UNSECURED OBLIGATIONS OF CITIGROUP INC. THE SUBORDINATED NOTES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY OR INSTRUMENTALITY.

                                 CITIGROUP INC.

    4.75% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE FEBRUARY 10, 2019

REGISTERED                                                    REGISTERED

                                                           CUSIP: 172967
                                                               ISIN: XS0
                                                            Common Code:

No. R-0001-INT                                          up to E[       ]

         CITIGROUP INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Citivic Nominees Limited, or registered assigns, the
principal sum of up to E[     ] (or such other principal sum as has been most
lately endorsed on the Schedule of Exchanges of Interests hereto) on February 10, 2019, and until the principal hereof is paid or made available for payment to pay interest thereon (i) from and including February 10, 2004 or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, to but excluding February 10, 2014 (the "Fixed Rate Period"), annually on February 10 of each year, commencing February 10, 2005, at a fixed rate of 4.75% per annum, and (ii) from and including February 10, 2014 or from and including the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for to but excluding February 10, 2019 or earlier date of redemption (the "Floating Rate Period"), quarterly, on February 10, May 10, August 10, and November 10 of each year beginning May 10, 2014 (each such annual or quarterly payment date, an "Interest Payment Date"), at a rate per annum for each interest period equal to three-month EURIBOR (as defined herein) plus 1.40%, as determined by Citibank, N.A., as calculation agent (the "Calculation Agent"), and reset quarterly as described herein. An interest period during the Floating Rate Period will be the period commencing on an Interest Payment Date and ending on the day preceding the next following Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated Note is registered at the close of business on the Record Date for such interest, which shall be (i) the January 31 (whether or not a Business Day) next preceding an Interest Payment Date during the Fixed Rate Period and (ii) the Business Day immediately preceding an Interest Payment Date during the Floating Rate Period.

         Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the Person in whose name this Subordinated Note is registered at the close of business on a subsequent Record Date, such subsequent Record Date to be not less than five days prior to the date of payment of such defaulted interest, notice whereof shall be given to holders of Subordinated Notes of this series not less than 15 days prior to such subsequent Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Interest hereon during the Fixed Rate Period will be calculated on the basis of the actual number of days elapsed and a year of 365 days or (in the case of a leap year) 366 days. Interest hereon during the Floating Rate Period will be calculated on the basis of the actual number of days elapsed and a year of 360 days. All Euro amounts resulting from the calculations described in the preceding two sentences will be rounded to the nearest cent.

         During the Fixed Rate Period, if either an Interest Payment Date or a redemption date falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. "Business Day" means any day on which commercial banks settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in New York City and London and which is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer ("TARGET") System is open.

         During the Floating Rate Period, if an Interest Payment Date falls on a day that is not a Business Day, such interest payment will be postponed to the next succeeding Business Day. If either the maturity date or a redemption date falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

         During both the Fixed Rate Period and the Floating Rate Period, if a date for payment of interest or principal on the Subordinated Note falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date such payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such interest or principal.

         Payment of the principal of and interest on this Subordinated Note will be made at the office or agency of the Company maintained for that purpose in London or The City of New York in Euros.

         Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee or by the authenticating agent on behalf of the Trustee by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  February 10, 2004

                                    CITIGROUP INC.

                                    By:_________________________________
                                    Title:

ATTEST:

By:___________________
Assistant Secretary

         This is one of the Subordinated Notes of the series issued under the within-mentioned Indenture.

Dated: February 10, 2004

                                    J.P. MORGAN TRUST COMPANY, N.A.,
                                    as Trustee

                                    By:_________________________________
                                       Name:
                                       Title:

                                    -or-

                                    CITIBANK, N.A., LONDON OFFICE,
                                         as Authenticating Agent

                                    By:_________________________________
                                       Name:
                                       Title:

         This Subordinated Note is one of a duly authorized issue of Securities of the Company (the "Subordinated Notes"), issued and to be issued in one or more series under the Indenture, dated as of April 12, 2001 (the "Indenture"), between the Company and J.P. Morgan Trust Company, N.A. (successor-in-interest to Bank One Trust Company, N.A.), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. This Subordinated Note is one of the series designated on the face hereof, initially issued in the aggregate principal amount of E1,350,000,000.

         The Company covenants and agrees that the indebtedness evidenced by the Subordinated Notes is subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) to the extent provided in the Indenture, and each holder of Subordinated Notes, by his or her acceptance thereof, likewise covenants and agrees to the subordination provided in the Indenture (including Article Fourteen thereof) and shall be bound by the provisions thereof.

         In the event that the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable after any applicable grace period, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on the indebtedness evidenced by the Subordinated Notes, or in respect of any redemption, retirement or other acquisition of any of the Subordinated Notes, except that holders of Subordinated Notes may receive and retain (x) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and (y) payments made from a defeasance trust created pursuant to Article Eleven of the Indenture.

         In the event of:

                  (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

                  (ii) any proceeding for liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

                  (iii) any assignment by the Company for the benefit of creditors, or

                  (iv) any other marshalling of the assets of the Company,

all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Subordinated Notes on account thereof (except as provided in the next sentence). Any payment or distribution, whether in cash, securities or other property (other than (x) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and (y) payments made from a defeasance trust created pursuant to Article Eleven of the Indenture), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Subordinated Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

         This Subordinated Note will bear interest for each interest period during the Floating Rate Period at a rate determined by Citibank, N.A., acting as Calculation Agent. The interest rate on this Subordinated Note for a particular interest period will be a per annum rate equal to EURIBOR as determined on the related interest determination date plus 1.40%. The interest determination date for an interest period will be the second TARGET business day preceding such interest period. A TARGET business day is a day on which the TARGET System is open. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holders of Subordinated Notes, the Trustee and the Company.

         On any interest determination date, EURIBOR will be equal to the offered rate for deposits in Euros having a maturity of three months, in amounts of at least E1,000,000, as such rate appears on Telerate Page 248 at approximately 11:00 a.m., Brussels time, on such interest determination date. If the Telerate Page 248 is replaced by another service or ceases to exist, the Calculation Agent will use the replacing service or such other service that may be nominated by the person sponsoring such information for the purpose of displaying offered rates for deposits in Euros. If no such service exists, the Calculation Agent shall proceed as described in the next paragraph.

         If no offered rate appears on Telerate Page 248 on an interest determination date at approximately 11:00 a.m., Brussels time, then the Calculation Agent (after consultation with the Company) will select four major banks in the Euro-zone and shall request each of their principal Euro-zone offices to provide a quotation of the rate at which three-month deposits in Euros in amounts of at least E1,000,000 are offered by it to prime banks in the Euro-zone interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent (after consultation with the Company) will select three major banks in the Euro-zone and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., Brussels time, on the interest determination date for loans in Euros to leading European banks for a three-month period commencing on that date and in an amount of at least E1,000,000 that is representative of single transactions at that time. If three quotations are provided, EURIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of EURIBOR for the next interest period will be set equal to the rate of EURIBOR for the current interest period.

         The Euro-zone is the region comprised of the member states of the European Union that have adopted the Euro as their single currency.

         So long as the Subordinated Notes of this series are in the form of Global Securities only, all Subordinated Notes of this series will collectively be evidenced (a) by the three Global Securities for this series registered in the name of Cede & Co. and bearing registration numbers R-0001-DTC-A, R-0001-DTC-B and R-0001-DTC-C (collectively, the "DTC Global Notes") and (b) by this Global Note (the "International Global Note"). The DTC Global Notes and the International Global Note will at all times collectively represent the aggregate principal amount of this series outstanding from time to time. If at any time a portion of the International Global Note is exchanged for an interest in a DTC Global Note, the principal amount of a DTC Global Note shall be increased by the amount of such portion, and that DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase, subject to the limitation that in no event may the principal amount of a DTC Global Note be greater than the equivalent in U.S. dollars of $500,000,000. If at any time a portion of a DTC Global Note is exchanged for an interest in the International Global Note, the principal amount of that DTC Global Note shall be decreased by the amount of such portion, and that DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease. To ascertain the U.S. dollar equivalent of the principal amount endorsed on the Schedule of Exchanges of Interests attached to a DTC Global Note, inquiry shall be made of the exchange agent under the Fiscal Agency Agreement, and the U.S. dollar equivalent quoted by such exchange agent (and the date of such quote) shall be noted on such Schedule of Exchanges of Interests next to the corresponding Euro amount.

         If an event of default (as defined in the Indenture) with respect to Subordinated Notes of this series shall occur and be continuing, the principal of the Subordinated Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Subordinated Note upon compliance by the Company with certain conditions set forth in Article Eleven thereof, which provisions apply to this Subordinated Note.

         The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than a majority of the principal amount of Securities at the time Outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification shall, without the consent of the holder of each Outstanding Security so affected, (x) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon, or change any place of payment where, or the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption on or after the Redemption Date) or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the Securityholders or (y) reduce the aforesaid percentage in principal amount of the Outstanding Securities of any series, the consent of the holders of which is required for any supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture, or (z) modify certain other provisions of the Indenture, as set forth in Section 13.02 of the Indenture.

         No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note at the times, place and rate, and in the coin or currency, herein prescribed.

         This Subordinated Note is a Global Security registered in the name of a nominee of the Depository. This Subordinated Note is exchangeable for Subordinated Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Subordinated Notes in certificated form, this Subordinated Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

         The Subordinated Notes represented by this Global Security are exchangeable for definitive Subordinated Notes in certificated form of like tenor as such Subordinated Notes in denominations of E1,000 and integral multiples thereof only if (i) both the Euroclear System and Clearstream Banking, societe anonyme, notify the Company that they are unwilling or unable to continue as a clearing system for the International Global Note or (ii) the Company in its sole discretion decides to allow the Subordinated Notes to be exchanged for definitive Subordinated Notes in registered form. Any Subordinated Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Subordinated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Subordinated Notes in certificated form is registrable in the register maintained by the Company for such purpose, upon surrender of the definitive Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on the definitive Subordinated Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Subordinated Note is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depository or its nominee.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company will pay additional amounts ("Additional Amounts") to the beneficial owner of any Subordinated Note that is a non-United States person in order to ensure that every net payment on such Subordinated Note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a Subordinated Note means a payment by the Company or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These Additional Amounts will constitute additional interest on the Subordinated Note.

         The Company will not be required to pay Additional Amounts, however, in any of the circumstances described in items (1) through (13) below.

         (1) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (a) having a relationship with the United States as a citizen, resident or otherwise;

                  (b)      having had such a relationship in the past or

                  (c)      being considered as having had such a relationship.

         (2) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (a) being treated as present in or engaged in a trade or business in the United States;

                  (b) being treated as having been present in or engaged in a trade or business in the United States in the past or

                  (c) having or having had a permanent establishment in the United States.

         (3) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

                  (a)      personal holding company;

                  (b)      foreign personal holding company;

                  (c) foreign private foundation or other foreign tax-exempt organization;

                  (d)      passive foreign investment company;

                  (e)      controlled foreign corporation or

                  (f) corporation which has accumulated earnings to avoid United States federal income tax.

         (4) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote or by reason of the beneficial owner being a bank that has invested in a Note as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

         (5) Additional Amounts will not be payable to any beneficial owner of a Subordinated Note that is a:

                  (a)      fiduciary;

                  (b)      partnership;

                  (c)      limited liability company or

                  (d)      other fiscally transparent entity

                  or that is not the sole beneficial owner of the Subordinated Note, or any portion of the Subordinated Note. However, this exception to the obligation to pay Additional Amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (6) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay

                  Additional Amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

         (7) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a Subordinated Note by the Company or a paying agent.

         (8) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (9) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a Subordinated Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any:

                  (a)      estate tax;

                  (b)      inheritance tax;

                  (c)      gift tax;

                  (d)      sales tax;

                  (e)      excise tax;

                  (f)      transfer tax;

                  (g)      wealth tax;

                  (h)      personal property tax or

                  (i) any similar tax, assessment, withholding, deduction or other governmental charge.

         (11) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a Subordinated Note if such payment can be made without such withholding by any other paying agent.

         (12) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive.

         (13) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any combination of items (1) through (12) above.

         Except as specifically provided herein, the Company will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

         As used in this Subordinated Note, "United States person" means:

         (a)      any individual who is a citizen or resident of the United
                  States;

         (b) any corporation, partnership or other entity created or organized in or under the laws of the United States;

         (c) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

         (d) any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

         Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

         The Subordinated Notes may be redeemed at the option of the Company, in whole and not in part, on any Interest Payment Date occurring on or after February 10, 2014, at a redemption price equal to 100% of the principal amount of the Subordinated Notes plus accrued and unpaid interest thereon to the redemption date, including any Additional Amounts.

         After notice has been given as provided in the Indenture and funds for the redemption of the Subordinated Notes have been made available to the paying agents on the redemption date, the Subordinated Notes will cease to accrue interest on and after the redemption date. Thereafter, the only right of holders of the Subordinated Notes will be to receive payment of the redemption price.

         Notice of any optional redemption of the Subordinated Notes will be given by the Company at least 30 days before the date fixed for the redemption.

         In addition:

         (1) The Company may, at its option, redeem the Subordinated Notes if:

                  (a) the Company becomes or will become obligated to pay Additional Amounts as described above;

                  (b) the obligation to pay Additional Amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after January 30, 2004 and

                  (c) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Subordinated Notes or taking any action that would entail a material cost to the Company.

         (2) The Company may also redeem the Subordinated Notes, at its option, if:

                  (a) any act is taken by a taxing authority of the United States on or after January 30, 2004, whether or not such act is taken in relation to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay Additional Amounts as described above;

                  (b) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Subordinated Notes or taking any action that would entail a material cost to the Company and

                  (c) the Company receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts described above, and delivers to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Subordinated Notes pursuant to their terms.

Any redemption of the Subordinated Notes as set forth in clauses (1) or (2) above shall be in whole, and not in part, and will be made at a redemption price equal to 100% of the principal amount of the Subordinated Notes Outstanding plus accrued interest thereon to the date of redemption. Holders shall be given not less than 30 days nor more than 60 days prior notice by the Trustee of the date fixed for such redemption.

                  All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Subordinated Notes are governed by the laws of the State of New York.

                       SCHEDULE OF EXCHANGES OF INTERESTS

                  The following exchanges of a part of this Subordinated Note for an interest in another Global Security or for a certificated Subordinated Note, or exchanges of a part of another Global Security or certificated Subordinated Note for an interest in this Subordinated Note, have been made:

                                                                   Principal Amount of     Signature of
                      Amount of decrease      Amount of decrease    this Subordinated       Authorized
                     in Principal Amount     in Principal Amount   Note following such      Officer of
    Date of         of this Subordinated    of this Subordinated      decrease (or          Trustee or
   Exchange                 Note                    Note                increase)          Fiscal Agent
---------------     --------------------    --------------------   ---------------------   -------------
February 10, 2004 (original issuance)                                   E_______           ______

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

* This Schedule may be used by the Trustee, Paying Agent, Fiscal Agent or other agent of the Company in respect of this Subordinated Note, and, if so used, shall be deemed a part thereof for all purposes.